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                                                               EXHIBIT 99.B5(a).



                        INVESTMENT MANAGEMENT AGREEMENT

     AGREEMENT made this ______ day of _______________, 19___, by and between KEMPER AGGRESSIVE GROWTH FUND, a Massachusetts business trust (the "Fund"), and ZURICH KEMPER INVESTMENTS, INC., a Delaware corporation (the "Adviser").

     WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940, the shares of beneficial interest ("Shares") of which are registered under the Securities Act of 1933;

     WHEREAS, the Fund is authorized to issue Shares in separate series or portfolios with each representing the interests in a separate portfolio of securities and other assets;

     WHEREAS, the Fund currently offers or intends to offer Shares in one portfolio, the Initial Portfolio, together with any other Fund portfolios which may be established later and served by the Adviser hereunder, being herein referred to collectively as the "Portfolios" and individually referred to as a "Portfolio"; and

     WHEREAS, the Fund desires at this time to retain the Adviser to render investment advisory and management services to the Initial Portfolio, and the Adviser is willing to render such services;

     NOW THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

 1. The Fund hereby employs the Adviser to act as the investment adviser for the Initial Portfolio and other Portfolios hereunder and to manage the investment and reinvestment of the assets of each such Portfolio in accordance with the applicable investment objectives and policies and limitations, and to administer the affairs of each such Portfolio to the extent requested by and subject to the supervision of the Board of Trustees of the Fund for the period and upon the terms herein set forth, and to place orders for the purchase or sale of portfolio securities for the Fund's account with brokers or dealers selected by it; and, in connection therewith, the Adviser is authorized as the agent of the Fund to give instructions to the Custodian of the Fund as to the deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders, the Adviser is directed to seek for the Fund best execution of orders. Subject to such policies as the Board of Trustees of the Fund determines, the Adviser shall not be deemed to have acted unlawfully or to have


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breached any duty, created by this Agreement or otherwise, solely by reason of its having caused the Fund to pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the clients of the Adviser as to which the Adviser exercises investment discretion. The Fund recognizes that all research services and research that the Adviser receives or generates are available for all clients, and that the Fund and other clients may benefit thereby. The investment of funds shall be subject to all applicable restrictions of the Agreement and Declaration of Trust and By-Laws of the Fund as may from time to time be in force.

     The Adviser accepts such employment and agrees during such period to render such services, to furnish office facilities and equipment and clerical, bookkeeping and administrative services for the Fund, to permit any of its officers or employees to serve without compensation as trustees or officers of the Fund if elected to such positions and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. It is understood and agreed that the Adviser, by separate agreements with the Fund, may also serve the Fund in other capacities.

 2. In the event that the Fund establishes one or more portfolios other than the Initial Portfolio with respect to which it desires to retain the Adviser to render investment advisory and management services hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services, it shall notify the Fund in writing whereupon such portfolio or portfolios shall become a Portfolio or Portfolios hereunder.

 3. For the services and facilities described in Section 1, the Fund will pay to the Adviser at the end of each calendar month, an investment management fee for each Portfolio computed by applying a base fee, at an annual rate of
 .65 of 1%, to the average daily net assets of the Portfolio, subject to upward or downward adjustment, as provided below, on the basis of the investment performance of the Portfolio's Class A Shares in relation to the investment record of the Standard & Poor's Composite Stock Price Index of 500 Stocks (the "Index").



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     The base fee will be subject to upward or downward adjustment at the close of each month on the basis of the investment performance of the Portfolio's Class A Shares in relation to the investment record of the Index over the twelve month period then ended. The Fund will pay as an additional monthly fee for each Portfolio 1/12 of .02% of the Portfolio's average daily net assets for the preceding twelve months for each percentage point (fractions to be prorated) by which the investment performance of the Portfolio's Class A Shares exceeds that of the Index for the same period, provided that such additional monthly fee shall not exceed 1/12 of .20% of such average daily net assets. Conversely, the base monthly fee payable by the Fund shall be reduced by 1/12 of .02% of such average daily net assets of such Portfolio for each percentage point (fractions to be prorated) by which the investment performance falls below that of the Index over the twelve month period then ended, provided that such reduction in the monthly fee shall not exceed 1/12 of .20% of such average daily net assets.

     The investment performance of the Class A Shares of a Portfolio during any period will be measured by the percentage difference between (i) the opening net asset value of one Class A Share of the Portfolio and (ii) the sum of the closing net asset value of one Class A Share of the Portfolio plus the amount of any capital gains distributions or dividends on such Class A Share made during the period treated as if reinvested in Class A Shares of the Portfolio at net asset value at the time of the distribution. The investment performance of the Index during any period will be measured by the percentage change in the Index between the beginning and the close of the period. Cash distributions on the securities which comprise the Index shall be treated as reinvested in the Index at the end of each month following the payment of the dividend.

     As provided above, the base fee and the adjustment applicable to a Portfolio shall be applicable to such Portfolio individually and shall be based upon the average daily net assets and investment performance of the Class A Shares of such Portfolio. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

     During the first year that this Agreement shall be effective for a Portfolio, the Fund will pay to the Adviser an annual management fee computed by applying the annual base fee described above to the average daily net assets of the Portfolio for the year subject to upward or downward adjustment on the basis of the investment performance of the Portfolio's Class A Shares in relation to the investment record of the Index for such year. The adjustment to the base fee for such year shall be equal to twelve times the adjustment to the monthly fee described above. During the first such year, the Fund will pay to the Adviser on a monthly basis 1/12 of the minimum annual fee that would be payable hereunder with any balance due for such year to be payable at the end of such year.

 4. The services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

 5. In addition to the fee of the Adviser, the Fund shall assume and pay any expenses for services rendered by a custodian for the safekeeping of the Fund's securities or other property, for



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keeping its books of account, for any other charges of the custodian, and for calculating the net asset value of the Fund as provided in the prospectus of the Fund. The Adviser shall not be required to pay and the Fund shall assume and pay the charges and expenses of its operations, including compensation of the trustees (other than those affiliated with the Adviser), charges and expenses of independent auditors, of legal counsel, of any transfer or dividend disbursing agent, and of any registrar of the Fund, costs of acquiring and disposing of portfolio securities, interest, if any, on obligations incurred by the Fund, costs of share certificates and of reports, membership dues in the Investment Company Institute or any similar organization, costs of reports and notices to shareholders, other like miscellaneous expenses and all taxes and fees payable to federal, state or other governmental agencies on account of the registration of securities issued by the Fund, filing of trust documents or otherwise. The Fund shall not pay or incur any obligation for any expenses for which the Fund intends to seek reimbursement from the Adviser as herein provided without first obtaining the written approval of the Adviser. The Adviser shall arrange, if desired by the Fund, for officers or employees of the Adviser to serve, without compensation from the Fund, as trustees, officers or agents of the Fund if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law.

     The base fee shall be accrued daily on the basis of the number of business days in each year, and the additional fee per month, or payment by the Adviser as the case may be, shall be accrued at the close of each month.

     The net asset value for each Portfolio shall be calculated in accordance with the provisions of the Fund's prospectus or as the trustees may determine in accordance with the provisions of the Investment Company Act of 1940. On each day when net asset value is not calculated, the net asset value of a Portfolio shall be deemed to be the net asset value of such Portfolio as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computations.

 6. Subject to applicable statutes and regulations, it is understood that trustees, officers or agents of the Fund are or may be interested in the Adviser as officers, directors, agents, shareholders or otherwise, and that the officers, directors, shareholders and agents of the Adviser may be interested in the Fund otherwise than as a trustee, officer or agent.

 7. The Adviser shall not be liable for any error of judgment or of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except loss resulting from willful misfeasance, bad faith or gross negligence



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on the part of the Adviser in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

 8. This Agreement shall become effective with respect to the Initial Portfolio on the date hereof and shall remain in full force until _________________, unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter with respect to each Portfolio, but only as long as such continuance is specifically approved for each Portfolio at least annually in the manner required by the Investment Company Act of 1940 and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved for a Portfolio, the Adviser may continue to serve in such capacity for such Portfolio in the manner and to the extent permitted by the Investment Company Act of 1940 and the rules and regulations thereunder.

     This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Fund or by the Adviser on sixty (60) days written notice to the other party. The Fund may effect termination with respect to any Portfolio by action of the Board of Trustees or by vote of a majority of the outstanding voting securities of such Portfolio.

     This Agreement may be terminated with respect to any Portfolio at any time without the payment of any penalty by the Board of Trustees or by vote of a majority of the outstanding voting securities of such Portfolio in the event that it shall have been established by a court of competent jurisdiction that the Adviser or any officer or director of the Adviser has taken any action which results in a breach of the covenants of the Adviser set forth herein.

     The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act of 1940 and the rules and regulations thereunder.

     Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation described in Section 3 earned prior to such termination.

 9. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

10. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other



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party at such address as such other party may designate for the receipt of such notice.

11. All parties hereto are expressly put on notice of the Fund's Agreement and Declaration of Trust and all amendments thereto, all of which are on file with the Secretary of The Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of the Fund by its representatives as such representatives and not individually, and the obligations of the Fund hereunder are not binding upon any of the trustees, officers, or shareholders of the Fund individually but are binding upon only the assets and property of the Fund. With respect to any claim by the Adviser for recovery of that portion of the investment management fee (or any other liability of the Fund arising hereunder) allocated to a particular Portfolio, whether in accordance with the express terms hereof or otherwise, the Adviser shall have recourse solely against the assets of that Portfolio to satisfy such claim and shall have no recourse against the assets of any other Portfolio for such purpose.

12. This Agreement shall be construed in accordance with applicable federal law and (except as to Section 11 hereof which shall be construed in accordance with the laws of The Commonwealth of Massachusetts) the laws of the State of Illinois.

13. This Agreement is the entire contract between the parties relating to the subject matter hereof and supersedes all prior agreements between the parties relating to the subject matter hereof.



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     IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed as of the day and year first above written.




                                  KEMPER AGGRESSIVE GROWTH FUND


                                  By:___________________________

                                  Title:________________________

ATTEST:

_____________________________

Title:_______________________


                                  ZURICH KEMPER INVESTMENTS, INC.


                                  By:___________________________

                                  Title:________________________

ATTEST:

_____________________________

Title:_______________________




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